EXHIBIT (e)(3)

AUTHORIZED PARTICIPANT AGREEMENT
Amana Mutual Funds Trust
This Authorized Participant Agreement (the “Agreement”) is entered into by and between Paralel Distributors LLC (the “Distributor”), Amana Mutual Funds Trust (the “Trust”), a series trust offering a number of portfolios of securities, the portfolios of which are listed on Attachment B attached herein (each a “Fund” and collectively the “Funds”)  and __________ (the “Participant”), and is subject to acceptance by Brown Brothers Harriman & Co. (the “Transfer Agent”), as transfer agent for the Funds. For clarity, the Funds as defined herein will not include any portfolios of the Trust that are not exchange-traded funds operating under Rule 6c-11 of the Investment Company Act of 1940, as amended (the “1940 Act”).  Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s registration statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).
The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares at net asset value (“NAV”) in aggregations of a specified number of Shares (each, a “Creation Unit”).
This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).
Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a Participant client, or to sell or offer to sell the Shares.
The parties agree as follows:
1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)
The Participant represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent. The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)
The Participant represents and warrants that it is and throughout the term of this Agreement will be: (i) a broker-dealer registered with the SEC, and a member of the Financial Industry Regulatory Authority (“FINRA”), or exempt from registration, or otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or otherwise exempt; and (iii) a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with applicable FINRA rules and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold. Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)
In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)
The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)
All Orders shall be made in accordance with the terms of the Prospectus and Annex A hereto. The Participant agrees that any use by it of the Transfer Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth in Annex A hereto. Each party hereto agrees to comply with the provisions of such laws, rules, regulations and documents that are applicable to it, including the terms of the then current Prospectus. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time. The Participant acknowledges and agrees on behalf of itself and any party for which it may be acting that an Order shall be irrevocable, though Distributor agrees to undertake commercially reasonable efforts to accommodate requests by Participant to cancel an Order prior to the designated cut-off time for placing such Order. The Funds (or the Distributor on behalf of the Funds), and the Transfer Agent shall retain the right, without notice, to reject any Order, or suspend transactions in Shares, in accordance with the terms of the Prospectus; provided, however, in any case, the Fund (or the Distributor on behalf of the Funds) will use reasonable efforts to notify the Participant prior to such rejections of its intention to reject such Order. Neither the Distributor nor the Fund shall be liable to any person by reason of the rejection of any Order. Except as provided herein or in the Prospectus, following rejection of an Order, if the Fund has received any consideration for such Order, the Fund will promptly return to the Participant such consideration received in connection with the Order. If there is a conflict between the terms of the Prospectus and terms of this Agreement, including Annex A hereto, the terms of the Prospectus control.

(b)
Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c)
The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of securities (the “Deposit Securities”), as well as applicable Transaction Fee and Taxes (as defined below), are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

(d)
With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

3.	AUTHORIZATION OF TRANSFER AGENT

(a)
Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4.	MARKETING MATERIALS AND REPRESENTATIONS.

(a)
The Participant represents and warrants that it will not make any representations concerning a Fund, the Trust, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor (or by the Trust or a Fund’s investment adviser on behalf of the Distributor, provided such Marketing Materials are approved by the Distributor for distribution). The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund, the Trust or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are either furnished to the Participant by the Distributor, or furnished to the Participant by the Trust or a Fund’s investment adviser on behalf of the Distributor and approved by the Distributor for distribution, or (b) if prepared by the Participant, are consistent in all material respects with the Prospectus, are approved by the Distributor in writing, and clearly indicate that such Marketing Materials are prepared and distributed solely by the Participant, and (ii) Participant and such Marketing Materials prepared by the Participant comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(b)
The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national exchange; (vi) any and all Marketing Materials prepared by the Distributor (or furnished by the Trust or a Fund’s adviser on behalf of the Distributor and approved by the Distributor for distribution) and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

(c)
Notwithstanding anything to the contrary in this Agreement, the term Marketing Materials shall not include (i) written materials prepared by the Participant that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared by and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports prepared by the Participant; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5.	TITLE TO SECURITIES; RESTRICTED SHARES

(a)
The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) of the 1933 Act at or prior to the time of delivery, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims or restrictions on the sale or transfer of such securities.

6.	CASH COMPONENT

(a)
The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component as next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any Taxes or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.	PAYMENT OF CERTAIN FEES AND TAXES

(a)
In connection with the purchase or redemption of Creation Units, the Participant agrees to pay the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to the terms of the Prospectus.

(b)
In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Fund shares of the Fund or securities of the Fund. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest were the result of the applicable party’s fraud or willful misconduct. This section shall survive the termination of this Agreement.

8.	ROLE OF PARTICIPANT; IRREVOCABLE PROXY

(a)
Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)
The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)
The Participant represents that from time to time, it may be a beneficial or legal owner of Shares (as defined in Rule 16a-1(a)(2) of the 1934 Act) (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially or legally owned Shares with no input from the Participant. The Distributor will vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion (or abstentions) as the other beneficial owners of Shares of the applicable Fund or the Trust. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. The Distributor may terminate this irrevocable proxy within sixty (60) days’ written notice to the Participant. This irrevocable proxy terminates upon termination of the Agreement.

(d)
The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a)
Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Transfer Agent, or the Distributor, the Participant shall deliver to the Funds and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the

Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Funds and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Funds, the Transfer Agent, and the Distributor.

(b)
The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)
The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, or the Funds shall be liable, absent bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

10.	REDEMPTIONS

(a)	The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the 1940 Act.

(b)
The Participant represents and warrants that, as of the close of the Business Day on which the Redemption Order was submitted, it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its client, as the case may be, will own outright or have full legal authority and legal and beneficial right (within the meaning of the federal securities laws or regulations) to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption as of the Contractual Settlement Date, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund on the Contractual Settlement Date in accordance with the terms of the Prospectus or as otherwise required by the Trust. The Trust reserves the right to verify these representations at its discretion.

(c)	The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)
In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant does not own or would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the Contractual Settlement Date, the Distributor, Transfer Agent and/or Trust may, without liability, reject the Participant’s Redemption Order.

(e)
In the event that the Participant receives securities of the Fund in connection with an Redemption Order the value of which exceeds the value of the applicable Creation Unit at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such securities of the Fund to the Fund, unless the parties otherwise agree.

11.	BENEFICIAL OWNERSHIP

(a)
The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities, and the Deposit Securities will be marked to market under section 475 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, prior to being deposited with the Fund and the Participant will adjust the basis of the Deposit Securities to their fair market value immediately prior to their being deposited with the Fund.

(b)
A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

12.	OBLIGATIONS OF PARTICIPANT

(a)
Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.  This paragraph (a) shall survive the termination of this Agreement.

(b)
The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)
The Participant represents, covenants, and warrants that it has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

13.	INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement.

(a)
The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, partners, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any claim, loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant or any representation provided by it herein that is false or misleading in any material respect or omits material information necessary to make the statements contained herein complete; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws rules, and regulations, including rules and regulations of self-regulatory organizations in relation to its role as an authorized participant under this Agreement; (iv) actions of a Participant Indemnified Party taken in reasonable reliance upon any instructions reasonably believed by the Distributor, the Trust, and/or the Transfer Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete an Order that has been accepted; . or (vi)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or sale of Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 4 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or is based upon any omission by the Trust to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b)
The Trust (but not the Trust’s Trustees) hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss, as may be limited by Section 13 hereof, incurred by such Trust Indemnified Party as a result of any breach or alleged breach by the Trust of its representations in Section 4(b).

(c)
The Distributor hereby agrees to indemnify and hold harmless the Participant, its affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations, in relation to its role as distributor under this Agreement.

14.	LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.
(a)
Without prejudice to the indemnity obligations specified in Section 13(a) of this Agreement, in no event shall any party or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)
Neither the Distributor, the Trust, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by an event of Force Majeure, which shall mean: (a) circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wind; explosions; wars; civil or military disturbances; terrorism; sabotage; epidemics, pandemics, public health emergencies or outbreaks (including but not limited to COVID-19), or any corporate or governmental order or requirement relating thereto; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service, including but not limited to as a result of computer viruses; accidents; labor disputes; acts of civil or military authority or governmental actions; or (b) any other circumstance or event which is unforeseeable or beyond the reasonable control of the Distributor, the Trust, the Transfer Agent, or the Participant, regardless of whether such circumstance or event is of a nature or type described in (a) above.

(c)
The Distributor, the Trust and the Transfer Agent may conclusively rely upon and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction, or consent reasonably believed by them to be genuine, and in no event shall any of the Trust, the Distributor or the Transfer Agent be liable for any losses incurred as a result of the unauthorized use of a PIN Number.

(d)
In the absence of bad faith, gross negligence, or willful misconduct on its part, neither the Trust nor the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. Neither the Trust nor the Transfer Agent shall be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)
The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f)
Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by the Participant or a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent. The Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 8(c).

15.	INFORMATION ABOUT DEPOSIT SECURITIES

(a)
On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund will be published.

16.	RECEIPT OF PROSPECTUSES BY PARTICIPANT

(a)	The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

(a)
The Distributor, or the Trust, may electronically deliver the Prospectus, annual or semi-annual report, or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor, or the Trust, will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website and providing a hypertext link to the document.

(b)
The Distributor, or the Trust, shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement, unless and until the Participant provides written notice to the Distributor requesting otherwise. Until such notice is provided, the Participant can only obtain access to the Shareholder Documents electronically.

18.	NOTICES

(a)
Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery. Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone number or electronic mail address indicated below the signature of the Distributor. All notices to the Participant, the Distributor, the Trust, and the Transfer Agent shall be directed to the address or telephone number, facsimile number, or electronic mail address indicated below the signature line of such party.

19.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)
This Agreement shall become effective on the date set forth above and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement, in either case, with a copy to the Transfer Agent.

(b)	No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

(c)
This Agreement may not be amended except by a writing signed by all the parties hereto, with a copy to the Transfer Agent. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant and the Transfer Agent of such creation or termination of Funds.

20.	GOVERNING LAW

This Section 20 shall survive the termination of this Agreement.
(a)
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.  EACH PARTY HERETO IRREVACABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT.

21.	COUNTERPARTS

(a)	This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

22.	SEVERANCE

(a)
If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.	HEADINGS

(a)	Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

24.	ENTIRE AGREEMENT

(a)
This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.
PARALEL DISTRIBUTORS LLC

By:	______________________

Name:	Bradley Swenson
Title:	President
Address:	1700 Broadway Suite 2100 Denver CO 80290 Attn: Legal
E-mail:	legalnotice@paralel.com; chris@paralel.com; brad@paralel.com

Amana Mutual Funds Trust

By:	______________________

Name:
Title:
Address:
E-mail:

[Name of Participant] DTC/NSCC Clearing Participant Code: _________________________

By:	______________________

Name:	______________________
Title:	______________________
Address:	______________________
E-mail:	______________________

ACCEPTED BY:

Brown Brothers Harriman & Co. as Transfer Agent

By:	______________________

Name:	______________________
Title:	______________________
Address:	______________________
E-mail:	______________________

ATTACHMENT A
AUTHORIZED PERSONS
The following individuals are Authorized Persons (each, an “Authorized Person”), authorized to give instructions relating to any activity contemplated by the Agreement (as defined below) or any other notice, request or instruction on behalf of the Participant pursuant to the Authorized Participant Agreement (the "Agreement") by and between Paralel Distributors LLC (the “Distributor”), [Participant Name] (the “Participant”), and Amana Mutual Funds Trust (the “Trust”), and subject to acceptance by Brown Brothers Harriman & Co. (the "Transfer Agent"), as such Agreement may be amended from time to time.

This list of Authorized Persons supersedes any prior list of Authorized Persons of the Participant that the Transfer Agent may have on file with respect to the Agreement, and shall remain in full force and effect until such time as Transfer Agent is otherwise notified by the Participant in writing.

Authorized By:	______________________
Name:	______________________
Contact #:	______________________
E-mail:	______________________
Date:	______________________

Name(1)	Title(1)	Signature(1)	Telephone Number(1)	E-mail Address(1)	User Location (Country)	Permission(2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)
ET – Execute Trades (Allows user to place trades directly))
____________________

(1)	Required information.
(2)	Required information to use the Web Order Site.

Attachment A

ATTACHMENT B

FUNDS

−	Amana Growth ETF
−	Amana Equity Income ETF
−	Amana Developing World ETF

The Funds above are the initial Funds covered under this Agreement. This Agreement and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds upon the notice of the revision as set forth in the Agreement, provided that, Funds included herein shall not include any portfolios of the Trust that are not exchange-traded funds operating under Rule 6c-11 of the Investment Company Act of 1940.

Attachment B

ANNEX A
ORDER ENTRY SYSTEM/ ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Transfer Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.  However, if there is a conflict between the terms of the Prospectus and terms of this Annex , the terms of the Prospectus control.
Item 1.

(a)
The Participant shall provide to the Transfer Agent the AP Authorized Representative Documentation Package certifying the names and signatures of all Authorized Representatives as required by Section 9(a) of the Agreement. The Participant shall be responsible in all respects for each Authorized Representative’s use of the System.

(b)
It is understood and agreed that each Authorized Representative shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant’s and each Authorized Representative’s access rights with respect to the System shall be immediately revoked.

Item 2.

The Transfer Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Transfer Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Transfer Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Transfer Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Transfer Agent’s prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Transfer Agent’s request.

Item 3.

(a)
The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”), which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Transfer Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY

Annex A - 1

PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)	Upon termination of the Agreement for any reason, the Participant shall return to the Transfer Agent all copies of the Material which are in the Participant’s possession or under its control.

Item 4.

The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Transfer Agent. The Transfer Agent shall be entitled to rely on the information received by it from the Participant and the Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Representative regardless of by whom it was actually transmitted.

Item 5.

(a)
The Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Representatives hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE TRANSFER AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

(b)
The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Transfer Agent’s other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Transfer Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System.

Item 6.

The Transfer Agent reserves the right to revoke the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

Item 7.

(a)
The Transfer Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Transfer Agent shall not be liable for any

Annex A - 2

failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Transfer Agent. The Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Transfer Agent in sufficient time for the Transfer Agent to act upon, or in accordance with such instructions or communications.

(b)
The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Transfer Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

[Name of Participant]

By:	______________________

Name:	______________________
Title:	______________________

Brown Brothers Harriman & Co. in its capacity as Transfer Agent of the Funds

By:	______________________

Name:	______________________
Title:	______________________

Annex A - 3